Barfresh Provides Second Quarter 2017 Update on Recent Business Progress

BEVERLY HILLS, Calif., August 14, 2017 (GLOBE NEWSWIRE) — Barfresh Food Group, Inc. (OTCQB: BRFH), a manufacturer of frozen, ready-to-blend beverages, is providing an update on recent business developments. In addition, the Company is filing its form 10-Q for the second quarter ended June 30, 2017, with the Securities and Exchange Commission today.

Riccardo Delle Coste, the Company’s CEO stated, “Barfresh continues to experience broad acceptance of our product offerings and expansion of our customer base through a multi-channel approach. Our flexible product solutions and nimble strategy have allowed us to address unique customer needs, whether that be a regional chain that is launching a frozen beverage program for the first time, or high-volume locations that find our new easy pour bulk format most effective. Moreover, our pipeline of opportunities continues to grow in size and evolve in quality, which is reflective of our broader offerings.

“The Barfresh frozen beverage solution satisfies a very large unmet need in a shifting marketplace that is demanding better-for-you food and beverage options. We remain focused on the establishment of new accounts across all of our channels, especially the QSRs, and continue to forecast a material acceleration in revenues as some of these tests move to rollout.”

Mr. Delle Coste concluded, “I am proud of our team’s ability to rapidly innovate to meet customer demand. Consistent with our simple frozen beverage solution, we want to make it simple for customers to introduce our smoothies in their business. Innovation is one of Barfresh’s core competencies. The most recent example of this is our introduction of a new range of smoothies that fulfills the requirements set forth by the USDA within its national school meal programs which include the School Breakfast Program, the National School Lunch Program, and Smart Snacks in School Program. We launched this new offering at the School Nutrition Association’s Annual National Conference in July and the response by school administrators has been immediate. In fact, just last week we announced our first school contract, with Pasco County School District and 30 of their schools. We are extremely excited about our entry into this massive market, which encompasses approximately 55 million elementary and secondary school students in the United States1, and fully expect our new line which features no added sugar and no artificial preservatives to be implemented into many other schools and districts during this school year.”

Business Highlights

●	National/Regional – In-market tests continue in a number of National QSR accounts. The Company is seeing continued progress and developments, including an expanded number of stores and regions in one of the tests, and the addition of new national accounts into the testing phase of the pipeline. Key milestones used to measure test progress include in store sales information, consumer surveys, and customer focus group testing. Milestones previously achieved in this process include product development, verification of quality control testing, factory audits, operational testing, and development of point of sale material.

●	Expansion into Canada – In May, the Company announced the expansion of its distribution network, following execution of an agreement with one of Canada’s largest food service brokers based in Toronto, Ontario. Barfresh products are now available in two distribution centers operated by the Canadian affiliate of Barfresh’s national distribution partner. The Company is actively working with a number of potential customers in Canada, including one national account that has recently begun the in-market test phase, for both single serve product, and bulk easy pour products.

●	Third Party Foodservice Operators – Barfresh now has agreements in place with several of the largest third party foodservice operators in the country, which have tens of thousands of accounts in their combined network of managed foodservice clients. Through these agreements, the Company has already achieved successful placements in multiple foodservice channels such as Amusement, Recreation & National Parks, Casinos, Sports Venues & Events, Education and Business.

●	Education Channel Expansion – In July, the Company announced the introduction of a new range of smoothies in response to customer demand that fulfills the requirements set forth by the USDA within its national school meal programs which provide the mechanism by which schools can be reimbursed for daily meals. Barfresh is addressing this market with a product that contains a minimum of a half cup of real fruit and four ounces of yogurt for every eight ounce serving, has no added sugar, no artificial ingredients or preservatives, and meets all the restricted calorie requirements among other criteria. Last week, the Company announced its first contract in this new business channel, encompassing 30 Florida schools.

1Source: National Center for Education Statistics, Department of Education, Table 105.20

Financial Results

Net revenue for the second quarter of 2017 was $629,000, compared with $559,000 in the second quarter of 2016, an increase of 12%. Gross profit for the second quarter of 2017 was $322,120, or 51%, as compared with $281,238, or 50%, for the second quarter of 2016. Operating loss for the second quarter of 2017 was ($2,157,743), as compared with ($2,495,473) in the second quarter of 2016, an improvement of $337,730 – primarily as a result of personnel restructuring implemented during the fourth quarter of 2016.

Net revenue for the first six months of 2017 was $941,000, compared with $834,000 in the first six months of 2016, an increase of 13%. Gross profit for the first six months of 2017 was $452,641, or 48%, as compared with $415,827, or 50%, for the first six months of 2016. Operating loss for the first six months of 2017 was ($4,516,783), as compared with ($4,981,697) in the first six months of 2016, an improvement of $464,914 – primarily as a result of personnel restructuring implemented during the fourth quarter of 2016.

As of June 30, 2017, the Company had $5.7 million of cash on its balance sheet, no debt and ample capital to pursue growth opportunities. Barfresh is manufacturing product in both of its contract manufacturing locations, which represent 114 million units of potential capacity. It has continued to expand its national distribution network with a focus on network optimization as the Company prepares for an acceleration in 2017 revenues so that it can realize the resultant margin expansion commensurate with larger scale quantities of raw materials.

Conference Call

The conference call to discuss these results is scheduled for today, August 14, 2017, at 1:30 pm Pacific Time (4:30 pm Eastern Time Listeners can dial (877) 407-4018 in North America, and international listeners can dial (201) 689-8471. Participants from the Company will be Riccardo Delle Coste, Founder and CEO, Joseph Cugine, President, and Joseph Tesoriero, CFO.

A telephonic playback will be available approximately two hours after the call concludes and will be available through Monday, August 28, 2017. Listeners in North America can dial (844) 512-2921, and international listeners can dial (412) 317-6671. Passcode is 13668301.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the company’s website at www.barfresh.com in the Investors-Presentations section.

About Barfresh Food Group

Barfresh Food Group, Inc. (OTCQB: BRFH) is a developer, manufacturer and distributor of ready-to-blend beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10K and Quarterly Report on Form 10Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Jeff Sonnek

ICR

646-277-1263

Jeff.Sonnek@icrinc.com